UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 17, 2009
THE TIMBERLAND COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-9548	02-0312554

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of principal executive offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 13, 2009, The Timberland Company (the “Company”) announced that Eugene R. McCarthy, formerly Co-President — Timberland Brand, would leave the Company effective July 17, 2009.
In addition to amounts due to Mr. McCarthy under his existing arrangements with the Company, Mr. McCarthy and the Company have entered into a separation agreement providing for a cash separation payment in the amount of $345,019.
Following Mr. McCarthy’s departure, the Company announced internally on July 22, 2009 that Michael J. Harrison’s title as Co-President — Timberland Brand will be changed to Chief Brand Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: July 22, 2009	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Chief Financial Officer